Exhibit 10.3

ARCUS BIOSCIENCES, INC.

2018 EQUITY INCENTIVE PLAN

(AS ADOPTED EFFECTIVE AS OF THE DATE OF THE INITIAL PUBLIC OFFERING)

ARCUS BIOSCIENCES, INC.

2018 EQUITY INCENTIVE PLAN

ARTICLE 1. INTRODUCTION.

The Board adopted the Plan to become effective immediately, although no Awards may be granted prior to the IPO Date. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Service Providers to focus on critical long-range corporate objectives, (b) encouraging the attraction and retention of Service Providers with exceptional qualifications and (c) linking Service Providers directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may be ISOs or NSOs), SARs, Restricted Shares and Restricted Stock Units. Capitalized terms used in this Plan are defined in Article 14.

ARTICLE 2. ADMINISTRATION.

2.1 General. The Plan may be administered by the Board or one or more Committees. Each Committee shall comply with rules and regulations applicable to it, including under the rules of any exchange on which the Common Shares are traded, and shall have the authority and be responsible for such functions as have been assigned to it.

2.2 Section 16. To the extent desirable to qualify transactions hereunder as exempt under Exchange Act Rule 16b-3, the transactions contemplated hereunder will be approved by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Exchange Act Rule 16b-3.

2.3 Powers of Administrator. Subject to the terms of the Plan, and in the case of a Committee, subject to the specific duties delegated to the Committee, the Administrator shall have the authority to (a) select the Service Providers who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) determine whether and to what extent any Performance Goals have been attained, (d) interpret the Plan and Awards granted under the Plan, (e) make, amend and rescind rules relating to the Plan and Awards granted under the Plan, including rules relating to sub-plans established for the purposes of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, (f) impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant of any Common Shares issued pursuant to an Award, including restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales, and (g) make all other decisions relating to the operation of the Plan and Awards granted under the Plan. In addition, with regard to the terms and conditions of Awards granted to Service Providers outside of the United States, the Administrator may vary from the provisions of the Plan to the extent it determines it necessary and appropriate to do so.

2.4 Effect of Administrator’s Decisions. The Administrator’s decisions, determinations and interpretations shall be final and binding on all interested parties.

2.5 Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).

ARTICLE 3. SHARES AVAILABLE FOR GRANTS.

3.1 Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares issued under the Plan shall not exceed the sum of (a) 3,570,000(1) Common Shares, (b) any Common Shares subject to outstanding awards under the Predecessor Plan on the IPO Date that subsequently are forfeited, expire or lapse unexercised and Common Shares issued pursuant to awards granted under the Predecessor Plan that are outstanding on the IPO Date and that are subsequently forfeited to or repurchased by the Company, (c) the number of Common Shares reserved under the Predecessor Plan that are not issued or subject to outstanding awards under the Predecessor Plan and (d) the additional Common Shares described in Articles 3.2 and 3.3; provided, however, that no more than 3,066,870 Common Shares, in the aggregate, shall be added to the Plan pursuant to clauses (b) and (c). The number of Common Shares that are subject to Stock Awards outstanding at any time under the Plan may not exceed the number of Common Shares that then remain available for issuance under the Plan. The numerical limitations in this Article 3.1 shall be subject to adjustment pursuant to Article 9.

3.2 Annual Increase in Shares. On the first day of each fiscal year of the Company during the term of the Plan, commencing in 2019 and ending in (and including) 2028, the aggregate number of Common Shares that may be issued under the Plan shall automatically increase by a number equal to the lesser of (a) 4% of the total number of Common Shares actually issued and outstanding on the last day of the preceding fiscal year, (b) 3,570,000 of Common Shares (subject to adjustment pursuant to Article 9.1 below), or (c) a number of Common Shares determined by the Board. Notwithstanding the foregoing, the Board retains the right in its sole discretion to forego an increase for any fiscal year following an annual review by the Board of the share reserve of the Plan.

3.3 Shares Returned to Reserve. To the extent that Options, SARs or Restricted Stock Units are forfeited, cancelled or expire for any reason before being exercised or settled in full, the Common Shares subject to such Options, SARs or Restricted Stock Units shall again become available for issuance under the Plan. If SARs are exercised or Restricted Stock Units are settled, then only the number of Common Shares (if any) actually issued to the Participant upon exercise of such SARs or settlement of such Restricted Stock Units, as applicable, shall reduce the number of Common Shares available under Article 3.1 and the balance shall again become available for issuance under the Plan. If Restricted Shares or Common Shares issued upon the exercise of Options are reacquired by the Company pursuant to a forfeiture provision, repurchase right or for any other reason, then such Common Shares shall again become available for issuance under the Plan. Common Shares applied to pay the Exercise Price of Options or to satisfy tax withholding obligations related to any Award shall again become available for issuance under the Plan. To the extent that an Award is settled in cash rather than Common Shares, the cash settlement shall not reduce the number of Shares available for issuance under the Plan.

(1)	all share numbers reflect the 1-for-3.96 reverse split that became effective in March 2018.

3.4 Awards Not Reducing Share Reserve. To the extent permitted under applicable stock exchange listing standards, any dividend equivalents paid or credited under the Plan with respect to Restricted Stock Units shall not be applied against the number of Common Shares that may be issued under the Plan, whether or not such dividend equivalents are converted into Restricted Stock Units. In addition, Common Shares subject to Substitute Awards granted by the Company shall not reduce the number of Common Shares that may be issued under Article 3.1, nor shall shares subject to Substitute Awards again be available for Awards under the Plan in the event of any forfeiture, expiration or cash settlement of such Substitute Awards.

3.5 Code Section 422. Subject to adjustment in accordance with Article 9:

(a) No more than 6,636,870 Common Shares may be issued under the Plan upon the exercise of ISOs.

ARTICLE 4. ELIGIBILITY.

4.1 Incentive Stock Options. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the additional requirements set forth in Code Section 422(c)(5) are satisfied.

4.2 Other Awards. Awards other than ISOs may only be granted to Service Providers.

ARTICLE 5. OPTIONS.

5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is intended to be an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

5.2 Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option, which number shall adjust in accordance with Article 9.

5.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price, which shall be such price as is determined by the Administrator in its discretion; provided, however, that unless an Option is intended to comply with Code Section 409A (and not, for the avoidance of doubt, be exempt from Code Section 409A), the Exercise Price of any Option granted to a Participant subject to taxation in the United States shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant; provided, further, that the preceding clause shall not apply to an Option that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A and, if applicable, Code Section 424(a).

5.4 Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become vested and/or exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that, except to the extent necessary to comply with applicable foreign law, the term of an Option shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated vesting and/or exercisability upon certain specified events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.

5.5 Death of Optionee. After an Optionee’s death, any vested and exercisable Options held by such Optionee may be exercised by his or her beneficiary or beneficiaries. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death. If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable Options held by the Optionee may be exercised by his or her estate.

5.6 Modification or Assumption of Options. Within the limitations of the Plan, the Administrator may modify, reprice, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different exercise price or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his or her rights or obligations under such Option.

5.7 Buyout Provisions. The Administrator may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Administrator shall establish.

5.8 Payment for Option Shares. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased. In addition, the Administrator may, in its sole discretion and to the extent permitted by applicable law, accept payment of all or a portion of the Exercise Price through any one or a combination of the following forms or methods:

(a) Subject to any conditions or limitations established by the Administrator, by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee with a value on the date of surrender equal to the aggregate exercise price of the Common Shares as to which such Option will be exercised;

(b) By delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company;

(c) Subject to such conditions and requirements as the Administrator may impose from time to time, through a net exercise procedure; or

(d) Through any other form or method consistent with applicable laws, regulations and rules.

ARTICLE 6. STOCK APPRECIATION RIGHTS.

6.1 SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.

6.2 Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains, which number shall adjust in accordance with Article 9.

6.3 Exercise Price. Each SAR Agreement shall specify the Exercise Price, which shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to a SAR that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A.

6.4 Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become vested and exercisable. The SAR Agreement shall also specify the term of the SAR; provided that except to the extent necessary to comply with applicable foreign law, the term of a SAR shall not exceed 10 years from the date of grant. A SAR Agreement may provide for accelerated vesting and exercisability upon certain specified events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.

6.5 Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Administrator shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, not exceed the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when a SAR expires, the Exercise Price is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. A SAR Agreement may also provide for an automatic exercise of the SAR on an earlier date.

6.6 Death of Optionee. After an Optionee’s death, any vested and exercisable SARs held by such Optionee may be exercised by his or her beneficiary or beneficiaries. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death. If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable SARs held by the Optionee at the time of his or her death may be exercised by his or her estate.

6.7 Modification or Assumption of SARs. Within the limitations of the Plan, the Administrator may modify, reprice, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, impair his or her rights or obligations under such SAR.

ARTICLE 7. RESTRICTED SHARES.

7.1 Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

7.2 Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Administrator may determine, including (without limitation) cash, cash equivalents, property, cancellation of other equity awards, promissory notes, past services and future services, and such other methods of payment as are permitted by applicable law.

7.3 Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting and/or other conditions as the Administrator may determine. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. Such conditions, at the Administrator’s discretion, may include one or more Performance Goals. A Restricted Stock Agreement may provide for accelerated vesting upon certain specified events.

7.4 Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders, unless the Administrator otherwise provides. A Restricted Stock Agreement, however, may require that any cash dividends paid on Restricted Shares (a) be accumulated and paid when such Restricted Shares vest, or (b) be invested in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the shares subject to the Stock Award with respect to which the dividends were paid. In addition, unless the Administrator provides otherwise, if any dividends or other distributions are paid in Common Shares, such Common Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.

7.5 Modification or Assumption of Restricted Shares. Within the limitations of the Plan, the Administrator may modify or assume outstanding Restricted Shares or may accept the cancellation of outstanding restricted shares (whether granted by the Company or by another issuer) in return for the grant of new Restricted Shares for the same or a different number of shares or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of Restricted Shares shall, without the consent of the Participant, impair his or her rights or obligations under such Restricted Shares.

ARTICLE 8. RESTRICTED STOCK UNITS.

8.1 Restricted Stock Unit Agreement. Each grant of Restricted Stock Units under the Plan shall be evidenced by a Restricted Stock Unit Agreement between the recipient and the Company. Such Restricted Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Unit Agreements entered into under the Plan need not be identical.

8.2 Payment for Awards. To the extent that an Award is granted in the form of Restricted Stock Units, no cash consideration shall be required of the Award recipients.

8.3 Vesting Conditions. Each Award of Restricted Stock Units may or may not be subject to vesting, as determined by the Administrator. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Unit Agreement. Such conditions, at the Administrator’s discretion, may include one or more Performance Goals. A Restricted Stock Unit Agreement may provide for accelerated vesting upon certain specified events.

8.4 Voting and Dividend Rights. The holders of Restricted Stock Units shall have no voting rights. Prior to settlement or forfeiture, Restricted Stock Units awarded under the Plan may, at the Administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Restricted Stock Unit is outstanding. Dividend equivalents may be converted into additional Restricted Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the Restricted Stock Units to which they attach.

8.5 Form and Time of Settlement of Restricted Stock Units. Settlement of vested Restricted Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Administrator. The actual number of Restricted Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors, including Performance Goals. Methods of converting Restricted Stock Units into cash may include (without limitation) a method based on the average value of Common Shares over a series of trading days. Vested Restricted Stock Units shall be settled in such manner and at such time(s) as specified in the Restricted Stock Unit Agreement. Until an Award of Restricted Stock Units is settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to Article 9.

8.6 Death of Recipient. Any Restricted Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of Restricted Stock Units under the Plan may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Restricted Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s estate.

8.7 Modification or Assumption of Restricted Stock Units. Within the limitations of the Plan, the Administrator may modify or assume outstanding restricted stock units or may accept the cancellation of outstanding restricted stock units (whether granted by the Company or by another issuer) in return for the grant of new Restricted Stock Units for the same or a different number of shares or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of a Restricted Stock Unit shall, without the consent of the Participant, impair his or her rights or obligations under such Restricted Stock Unit.

8.8 Creditors’ Rights. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Stock Unit Agreement.

ARTICLE 9. ADJUSTMENTS; DISSOLUTIONS AND LIQUIDATIONS; CORPORATE TRANSACTIONS.

9.1 Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares or any other increase or decrease in the number of issued Common Shares effected without receipt of consideration by the Company, proportionate adjustments shall be made to the following:

(a) The number and kind of shares available for issuance under Article 3, including the numerical share limits in Articles 3.1, 3.2(c) and 3.5(b);

(b) The number and kind of shares covered by each outstanding Option, SAR, Restricted Stock Unit and any outstanding and unexercised Award of Restricted Shares; and/or

(c) The Exercise Price applicable to each outstanding Option and SAR, and the repurchase price, if any, applicable to Restricted Shares.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Administrator may make such adjustments as it, in its sole discretion, deems appropriate to the foregoing. Any adjustment in the number of shares subject to an Award under this Article 9.1 shall be rounded down to the nearest whole share, although the Administrator in its sole discretion may make a cash payment in lieu of a fractional share. Except as provided in this Article 9, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

9.2 Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Restricted Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

9.3 Corporate Transactions. In the event that the Company is a party to a merger, consolidation, or a Change in Control (other than one described in Article 14.6(d)), all Common Shares acquired under the Plan and all Stock Awards outstanding on the effective date of the transaction shall be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Administrator, with such determination having final and binding effect on all parties), which agreement or determination need not treat all Stock Awards (or portions thereof) in an identical manner. Unless an Award Agreement provides otherwise, the treatment specified in the transaction agreement or by the Administrator may include (without limitation) one or more of the following with respect to each outstanding Stock Award:

(a) The continuation of such outstanding Stock Award by the Company (if the Company is the surviving entity);

(b) The assumption of such outstanding Stock Award by the surviving entity or its parent, provided that the assumption of an Option or a SAR shall comply with applicable tax requirements;

(c) The substitution by the surviving entity or its parent of an equivalent award for such outstanding Stock Award (including, but not limited to, an award to acquire the same consideration paid to the holders of Common Shares in the transaction), provided that the substitution of an Option or a SAR shall comply with applicable tax requirements;

(d) In the case of an Option or SAR, the cancellation of such Stock Award without payment of any consideration. An Optionee shall be able to exercise his or her outstanding Option or SAR, to the extent such Option or SAR is then vested or becomes vested as of the effective time of the transaction, during a period of not less than five full business days preceding the closing date of the transaction, unless (i) a shorter period is required to permit a timely closing of the transaction and (ii) such shorter period still offers the Optionee a reasonable opportunity to exercise such Option or SAR. Any exercise of such Option or SAR during such period may be contingent on the closing of the transaction;

(e) The cancellation of such Stock Award and a payment to the Participant with respect to each share subject to the portion of the Stock Award that is vested or becomes vested as of the effective time of the transaction equal to the excess of (A) the value, as determined by the Administrator in its absolute discretion, of the property (including cash) received by the holder of a Common Share as a result of the transaction, over (if applicable) (B) the per-share Exercise Price of such Stock Award (such excess, if any, the “Spread”). Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent having a value equal to the Spread. In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Shares, but only to the extent the application of such provisions does not adversely affect the status of the Award as exempt from Code Section 409A. If the Spread applicable to a Stock Award (whether or not vested) is zero or a negative number, then the Stock Award may be cancelled without making a payment to the Participant. In the event that a Stock Award is subject to Code Section 409A, the payment described in this clause (e) shall be made on the settlement date specified in the applicable Award Agreement, provided that settlement may be accelerated in accordance with Treasury Regulation Section 1.409A-3(j)(4); or

(f) The assignment of any reacquisition or repurchase rights held by the Company in respect of an Award of Restricted Shares to the surviving entity or its parent, with corresponding proportionate adjustments made to the price per share to be paid upon exercise of any such reacquisition or repurchase rights.

Unless an Award Agreement provides otherwise, each outstanding Stock Award held by a Participant who remains a Service Provider as of the effective time of a merger, consolidation or Change in Control (other than one described in Article 14.6(d)) (a “Current Participant”) shall become fully vested (in the case of a Stock Award subject to one or more Performance Goals at deemed attainment at 100% of target levels) and, if applicable, exercisable immediately prior to the effective time of the transaction. However the prior sentence shall not apply, and an outstanding Stock Award shall not become vested and, if applicable, exercisable, if and to the extent the Stock Award is continued, assumed or substituted as provided for in clauses (a), (b) or (c) above. In addition, the prior two sentences will not apply to a Stock Award held by a Participant who is not a Current Participant, unless an Award Agreement provides otherwise or unless the Company and the acquirer, purchaser or successor entity (as applicable) agree otherwise.

For avoidance of doubt, the Administrator shall have the discretion, exercisable either at the time a Stock Award is granted or at any time while the Stock Award remains outstanding, to provide for the acceleration of vesting upon the occurrence of a Change in Control, whether or not the Stock Award is to be assumed or replaced in the transaction, or in connection with a termination of the Participant’s Service following a transaction. Furthermore, no modification or substitution of an Award shall, without the consent of the Participant, impair the Participant’s rights or increase the Participant’s obligations under such Award.

Any action taken under this Article 9.3 shall either preserve a Stock Award’s status as exempt from Code Section 409A or comply with Code Section 409A.

ARTICLE 10. OTHER AWARDS.

Subject in all events to the limitations under Article 3 above as to the number of Common Shares available for issuance under this Plan, the Company may grant other forms of equity-based awards not specifically described herein and may grant awards under other plans or programs, where such awards are settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Restricted Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 11. LIMITATION ON RIGHTS.

11.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to change the at-will nature of an individual’s relationship with the Company or give any individual a right to remain a Service Provider. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Service Provider at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

11.2 Stockholders’ Rights. Except as set forth in Article 7.4 or 8.4 above, a Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

11.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed necessary by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Common Shares as to which such requisite authority will not have been obtained.

11.4 Transferability of Awards. The Administrator may, in its sole discretion, permit transfer of an Award in a manner consistent with applicable law. Unless otherwise determined by the Administrator, Awards shall be transferable by a Participant only by (a) beneficiary designation, (b) a will or (c) the laws of descent and distribution; provided that, in any event, an ISO may only be transferred by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative.

11.5 Other Conditions and Restrictions on Common Shares. Any Common Shares issued under the Plan shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal, other transfer restrictions and such other terms and conditions as the Administrator may determine. Such conditions and restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Common Shares generally. In addition, Common Shares issued under the Plan shall be subject to such conditions and restrictions imposed either by applicable law or by Company policy, as adopted from time to time, designed to ensure compliance with applicable law or laws with which the Company determines in its sole discretion to comply including in order to maintain any statutory, regulatory or tax advantage. All Awards granted under the Plan, all amounts paid under the Plan and all Common Shares issued under the Plan shall be subject to recoupment in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and any implementing regulations and/or listing standards thereunder, any compensation recovery policy adopted by the Company or as otherwise required by applicable law.

ARTICLE 12. TAXES.

12.1 General. It is a condition to each Award under the Plan that a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any federal, state, local or foreign withholding tax obligations that arise in connection with any Award granted under the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan unless such obligations are satisfied.

12.2 Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Administrator may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued on the date when they are withheld or surrendered. Any payment of taxes by assigning Common Shares to the Company may be subject to restrictions including any restrictions required by SEC, accounting or other rules.

12.3 Section 409A Matters. Except as otherwise expressly set forth in an Award Agreement, it is intended that Awards granted under the Plan either be exempt from, or comply with, the requirements of Code Section 409A. To the extent an Award is subject to Code Section 409A (a “409A Award”), the terms of the Plan, the Award and any written agreement governing the Award shall be interpreted to comply with the requirements of Code Section 409A so that the Award is not subject to additional tax or interest under Code Section 409A, unless the Administrator expressly provides otherwise. A 409A Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order for it to comply with the requirements of Code Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” to an individual who is considered a “specified employee” (as each term is defined under Code Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to Code Section 409A(a)(1).

12.4 Limitation on Liability. Neither the Company nor any person serving as Administrator shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law.

ARTICLE 13. FUTURE OF THE PLAN.

13.1 Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board, subject to approval of the Company’s stockholders under Article 13.3 below. The Plan shall terminate automatically 10 years after the date when the Board adopted the Plan.

13.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

13.3 Stockholder Approval. To the extent required by applicable law, the Plan will be subject to the approval of the Company’s stockholders within 12 months of its adoption date. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

ARTICLE 14. DEFINITIONS.

14.1 “Administrator” means the Board or any Committee administering the Plan in accordance with Article 2.

14.2 “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

14.3 “Award” means any award granted under the Plan, including as an Option, a SAR, a Restricted Share or a Restricted Stock Unit.

14.4 “Award Agreement” means a Stock Option Agreement, a SAR Agreement, a Restricted Stock Agreement, a Restricted Stock Unit Agreement or such other agreement evidencing an Award granted under the Plan.

14.5 “Board” means the Company’s Board of Directors, as constituted from time to time and, where the context so requires, reference to the “Board” may refer to a Committee to whom the Board has delegated authority to administer any aspect of this Plan.

14.6 “Change in Control” means:

(a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities;

(b) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(c) The consummation of a merger or consolidation of the Company with or into any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(d) Individuals who are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board over a period of 12 months; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation and is subject to Code Section 409A, then notwithstanding anything to the contrary in the Plan or applicable Award Agreement the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.

14.7 “Code” means the Internal Revenue Code of 1986, as amended.

14.8 “Committee” means a committee of one or more members of the Board, or of other individuals satisfying applicable laws, appointed by the Board to administer the Plan.

14.9 “Common Share” means one share of the common stock of the Company.

14.10 “Company” means Arcus Biosciences, Inc., a Delaware corporation.

14.11 “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

14.12 “Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

14.13 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

14.14 “Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

14.15 “Fair Market Value” means the closing price of a Common Share on any established stock exchange or a national market system on the applicable date or, if the applicable date is not a trading day, on the last trading day prior to the applicable date, as reported in a source that the Administrator deems reliable. If Common Shares are not traded on an established stock exchange or a national market system, the Fair Market Value shall be determined by the Administrator in good faith on such basis as it deems appropriate. The Administrator’s determination shall be conclusive and binding on all persons.

14.16 “IPO Date” means the effective date of the registration statement filed by the Company with the Securities and Exchange Commission for its initial offering of the Common Shares to the public.

14.17 “ISO” means an incentive stock option described in Code Section 422(b).

14.18 “NSO” means a stock option not described in Code Sections 422 or 423.

14.19 “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

14.20 “Optionee” means an individual or estate holding an Option or SAR.

14.21 “Outside Director” means a member of the Board who is not an Employee.

14.22 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

14.23 “Participant” means an individual or estate holding an Award.

14.24 “Performance Goal” means a goal established by the Administrator for the applicable Performance Period. Depending on the performance criteria used, a Performance Goal may be expressed in terms of overall Company performance or the performance of a business unit, division, product line, Subsidiary, Affiliate or an individual. A Performance Goal may be measured either in absolute terms or relative to the performance of one or more comparable companies or one or more relevant indices or other external measures of the selected performance criteria. In addition, a Performance Goal may be measured on an absolute or per-share basis, a GAAP or non-GAAP basis, in terms of growth or percentage change, or on a pre-tax or post-tax basis (if applicable). The Administrator may adjust the results under any performance criterion to exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs, (e) extraordinary, unusual or non-recurring items, (f) exchange rate effects for non-U.S. dollar denominated net sales and operating earnings, or (g) statutory adjustments to corporate tax rates.

14.25 “Performance Period” means a period of time selected by the Administrator over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to an Award that vests based on the achievement of Performance Goals. Performance Periods may be of varying and overlapping duration, at the discretion of the Administrator.

14.26 “Plan” means this Arcus Biosciences, Inc. 2018 Equity Incentive Plan, as amended from time to time.

14.27 “Predecessor Plan” means the Company’s Amended and Restated 2015 Stock Plan, as amended.

14.28 “Restricted Share” means a Common Share awarded under the Plan.

14.29 “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

14.30 “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

14.31 “Restricted Stock Unit Agreement” means the agreement between the Company and the recipient of a Restricted Stock Unit that contains the terms, conditions and restrictions pertaining to such Restricted Stock Unit.

14.32 “SAR” means a stock appreciation right granted under the Plan.

14.33 “SAR Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.

14.34 “Securities Act” means the Securities Act of 1933, as amended.

14.35 “Service” means service as an Employee, Outside Director or Consultant.

14.36 “Service Provider” means any individual who is an Employee, Outside Director or Consultant.

14.37 “Stock Award” means any equity-based award granted under the Plan, including an Option, a SAR, a Restricted Share or a Restricted Stock Unit.

14.38 “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

14.39 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date

14.40 “Substitute Awards” means Awards or Common Shares issued by the Company in assumption of, or substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a corporation acquired by the Company or any Affiliate or with which the Company or any Affiliate combines to the extent permitted by NYSE Listed Company Manual Section 303A.08 or any successor thereto.

ARCUS BIOSCIENCES, INC.

2018 EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

You have been granted the following option to purchase shares of the common stock of Arcus Biosciences, Inc. (the “Company”):

Name of Optionee:	«Name»

Total Number of Shares:	«TotalShares»

Type of Option:

«ISO» Incentive Stock Option (ISO)

«NSO» Nonstatutory Stock Option (NSO)

Exercise Price per Share:	«PricePerShare»

Date of Grant:	«DateGrant»

Vesting Commencement Date:	«VestDay»

Vesting Schedule:	This option vests and becomes exercisable with respect to 1/48th of the shares subject to this option when you complete each month of continuous service as an Employee or Consultant (“Service”) after the Vesting Commencement Date. In addition, this option may become vested and exercisable on an accelerated basis, as provided in the Stock Option Agreement.

Expiration Date:	«ExpDate». This option expires earlier if your Service terminates earlier, as described in the Stock Option Agreement, and may terminate earlier in connection with certain corporate transactions as described in Article 9 of the Plan.

You and the Company agree that this option is granted under and governed by the terms and conditions of the Company’s 2018 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement, both of which are attached to, and made a part of, this document. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Plan and the Stock Option Agreement.

The Company may, in its sole discretion, decide to deliver any documents related to options awarded under the Plan, future options that may be awarded under the Plan and all other documents that the Company is required to deliver to security holders (including annual reports and proxy statements) by email or other electronic means (including by posting them on a website maintained by the Company or a third party under contract with the Company). You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

ARCUS BIOSCIENCES, INC.

2018 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

Grant of Option

Subject to all of the terms and conditions set forth in the Notice of Stock Option Grant (the “Grant Notice”), this Stock Option Agreement (the “Agreement”) and the Plan, the Company has granted you an option to purchase up to the total number of shares specified in the Grant Notice at the exercise price indicated in the Grant Notice.

All capitalized terms used in this Agreement shall have the meanings assigned to them in this Agreement, the Grant Notice or the Plan.

Tax Treatment	This option is intended to be an incentive stock option under Section 422 of the Code or a nonstatutory stock option, as provided in the Grant Notice. However, even if this option is designated as an incentive stock option in the Grant Notice, it shall be deemed to be a nonstatutory stock option to the extent it does not qualify as an incentive stock option under federal tax law, including under the $100,000 annual limitation under Section 422(d) of the Code.

Vesting

This option vests and becomes exercisable in accordance with the vesting schedule set forth in the Grant Notice. In addition, this option shall vest and become exercisable in full if the Company is subject to certain corporate transactions before your Service terminates and this option is not continued, assumed or substituted with a new award as set forth in Article 9.3 of the Plan.

Further, this option shall vest and become exercisable in full if the Company is subject to a Change in Control (as defined below) before your Service terminates, and you are subject to an Involuntary Termination (as defined below) within 12 months following such Change in Control, subject to your execution and nonrevocation of a general release of claims against the Company and certain related parties, in the form provided by the Company. You must execute and return the release on or before the date specified by the Company, which will in no event be later than 50 days after your Service terminates. If you fail to return the release by the deadline or if you revoke the release, you will not be entitled to the vesting acceleration described in this paragraph.

Notwithstanding the foregoing, if you are, or become, eligible for more favorable vesting acceleration provisions pursuant to a written agreement with the Company (an “Outside Agreement”), the more favorable terms in such Outside Agreement shall apply instead of the acceleration terms in this Agreement.

No additional shares will vest or become exercisable after your Service has terminated for any reason, except as set forth in this Agreement or such Outside Agreement, to the extent you are eligible for benefits thereunder

Term of Option	This option expires in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Date of Grant, as shown in the Grant Notice. (This option will expire earlier if your Service terminates earlier, as described below, and this option may be terminated earlier as provided in Article 9 of the Plan.)

Termination of Service	If your Service terminates for any reason, this option will expire to the extent it is unvested as of your termination date and does not vest as a result of your termination of Service. The Company determines when your Service terminates for all purposes of this option.

If your Service terminates, except for Cause or due to your death or Disability, then this option, to the extent vested as of your termination date, will expire at the close of business at Company headquarters on the date three months after your termination date.

Termination of Service Due to Cause	If your Service terminates due to Cause, then this option, to the extent vested as of your termination date, will terminate immediately and be of no further force and effect.

Death	If you die before your Service terminates, then this option, to the extent vested as of your termination date, will expire at the close of business at Company headquarters on the date twelve months after the date of death.

Disability	If your Service terminates because of your Disability, then this option, to the extent vested as of your termination date, will expire at the close of business at Company headquarters on the date 6 months after your termination date.

For all purposes under this Agreement, “Disability” means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.

Leaves of Absence and Part-Time Work	For purposes of this option, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. However, your Service terminates when the approved leave ends, unless you immediately return to active work.

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If you go on an unpaid leave of absence that lasts more than 30 days, then, to the extent permitted by applicable law, the vesting schedule specified in the Grant Notice will be suspended on the thirty-first day of such unpaid leave, and this option will not vest or become exercisable with respect to any additional shares during the remainder of such leave. Vesting will resume when you return to active Service. If you go on a paid leave of absence, the vesting schedule specified in the Notice of Stock Option Grant may be adjusted and/or suspended by the Company.

If you commence working on a part-time basis, the Company may adjust the vesting schedule so that the rate of vesting is commensurate with your reduced work schedule.

Restrictions on Exercise	The Company will not permit you to exercise this option if the issuance of shares at that time would violate any law or regulation.

Notice of Exercise

When you wish to exercise this option, you must notify the Company by filing the proper “Notice of Exercise” form at the address given on the form or, if the Company has designated a third party to administer the Plan, you must notify such third party in the manner such third party requires. Your notice must specify how many shares you wish to purchase. The notice will be effective when the Company receives it.

However, if you wish to exercise this option by executing a same-day sale (as described below), you must follow the instructions of the Company and the broker who will execute the sale.

If someone else wants to exercise this option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

You may only exercise your option for whole shares.

Form of Payment

When you submit your notice of exercise, you must make arrangements for the payment of the option exercise price for the shares that you are purchasing. To the extent permitted by applicable law, payment may be made in one (or a combination of two or more) of the following forms:

•  By delivering to the Company your personal check, a cashier’s check or a money order, or arranging for a wire transfer.

•  By giving to a securities broker approved by the Company irrevocable directions to sell all or part of your option shares and to deliver to the Company, from the sale proceeds, an amount sufficient to pay the option exercise price and any withholding taxes. (The balance of the sale proceeds, if any, will be delivered to you.) The directions must be given in accordance with the instructions of the Company and the broker. This exercise method is sometimes called a “same-day sale.”

Withholding Taxes	Regardless of any action the Company (or, if applicable, the Parent, Subsidiary or Affiliate employing or retaining you (the “Employer”)) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the participation in

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the Plan and legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company and/or the Employer. You further acknowledge that the Company and the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the options, including, but not limited to, the grant, vesting or exercise of the option, the issuance of shares upon exercise of the option, the subsequent sale of shares acquired pursuant to such exercise and the receipt of any dividends and/or any dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of the option or any aspect of the option to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to tax in more than one jurisdiction, you acknowledge that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

You will not be allowed to exercise this option unless you make arrangements acceptable to the Company and/or the Employer to pay any Tax-Related Items that the Company and/or the Employer determine must be withheld. These arrangements include payment in cash or via the same-day sale procedure described above. With the Company’s consent, these arrangements may also include (a) withholding shares of Company stock that otherwise would be issued to you when you exercise this option with a value equal to withholding taxes, (b) surrendering shares that you previously acquired with a value equal to the withholding taxes, or (c) withholding cash from other compensation. The value of withheld or surrendered shares, determined as of the date when taxes otherwise would have been withheld in cash, will be applied to the Tax-Related Items.

Restrictions on Resale	You agree not to sell any option shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify. You further agree to comply with the Company’s Insider Trading Policy when selling shares of the Company’s common stock.

Transfer of Option	Prior to your death, only you may exercise this option. You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will or by means of a written beneficiary designation which must be filed with the Company on the proper form; provided, however, that your beneficiary or a representative of your estate acknowledges and agrees in writing in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if such beneficiary or representative of the estate were you.

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Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your former spouse, nor is the Company obligated to recognize your former spouse’s interest in your option in any other way.

No Retention Rights	You understand that neither this option nor this Agreement alters the at-will nature of your relationship with the Company. Your option or this Agreement does not give you the right to be retained by the Company, a Parent, Subsidiary, or an Affiliate in any capacity. The Company and its Parents, Subsidiaries, and Affiliates reserve the right to terminate your Service at any time, with or without cause.

Stockholder Rights	You, or your estate or heirs, have no rights as a stockholder of the Company until you have exercised this option by giving the required notice to the Company, paying the exercise price, and satisfying any applicable withholding taxes. No adjustments are made for dividends or other rights if the applicable record date occurs before you exercise this option, except as described in the Plan.

Recoupment Policy	This option, and the shares acquired upon exercise of this option, shall be subject to any Company recoupment or clawback policy in effect from time to time.

Adjustments	In the event of a stock split, a stock dividend or a similar change in Company stock, the number of shares covered by this option and the exercise price per share will be adjusted pursuant to the Plan.

Effect of Significant Corporate Transactions	If the Company is a party to a merger, consolidation, or certain change in control transactions, then this option will be subject to the applicable provisions of Article 9 of the Plan; provided that no modification or substitution of this option shall, without your consent, impair your rights or increase your obligations under such option.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to its choice-of-law provisions).

The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by reference.

The Plan, this Agreement and the Grant Notice constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded. This Agreement may be amended only by another written agreement between the parties.

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Definitions

For purposes of this Agreement, “Cause” shall mean your (a) unauthorized use or disclosure of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company, (b) material breach of any agreement with the Company, (c) material failure to comply with the Company’s written policies or rules, (d) conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State, (e) gross negligence or willful misconduct, (f) continuing failure to perform assigned duties after receiving written notification of the failure from the Company or its Board of Directors or (g) failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested such cooperation.

For purposes of this Agreement, “Change in Control” shall mean (a) a sale, conveyance or other disposition of all or substantially all of the assets, property or business of the Company, except where such sale, conveyance or other disposition is to a wholly owned subsidiary of the Company, (b) a merger or consolidation of the Company with or into another corporation, entity or person, other than any such transaction in which the holders of voting capital stock of the Company outstanding immediately prior to the transaction continue to hold a majority of the voting capital stock of the Company (or the surviving or acquiring entity) outstanding immediately after the transaction (taking into account only stock of the Company held by such stockholders immediately prior to the transaction and stock issued on account of such stock in the transaction), or (c) the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company; provided, however, that a Change in Control shall not include any transaction or series of related transactions (1) principally for bona fide equity financing purposes or (2) effected exclusively for the purpose of changing the domicile of the Company. A series of related transactions shall be deemed to constitute a single transaction for purposes of determining whether a Change in Control has occurred. In addition, if a Change in Control constitutes a payment event with respect to any amount that is subject to Code Section 409A, then the transaction must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.

For purposes of this Agreement, “Involuntary Termination” shall mean either your (a) Termination Without Cause or (b) Resignation for Good Reason.

For purposes of this Agreement, “Resignation for Good Reason” shall mean a Separation (as defined below) as a result of your resignation within 12 months after one of the following conditions has come into existence without your consent: (a) a reduction in your base salary by more than 10%, other than a general reduction in base salary that is part of a cost-

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reduction program that affects all similarly situated employees in substantially the same proportions, (b) a relocation of your principal workplace by more than 25 miles from its location prior to the Change in Control and, with respect only to employees at the vice-president level or above, (c) a material reduction of responsibilities, authority, or duties, provided that neither a mere change in title alone nor reassignment following a Change in Control to a position that is similar to the position held prior to the Change in Control shall constitute a material reduction in job responsibilities. A Resignation for Good Reason will not be deemed to have occurred unless you give the Company written notice of the condition within 90 days after the condition comes into existence and the Company fails to remedy the condition within 30 days after receiving such written notice.

For purposes of this Agreement, “Termination Without Cause” shall mean a Separation as a result of the termination of Service by the Company without Cause, provided you are willing and able to continue performing services within the meaning of Treasury Regulation 1.409A-1(n)(1).

For purposes of this Agreement, “Separation” shall mean a “separation from service,” as defined in the regulations under Section 409A of the Code.

BY ACCEPTING THIS OPTION GRANT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

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ARCUS BIOSCIENCES, INC.

2018 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

You have been granted Restricted Stock Units (“RSUs”), each representing the right to receive one share of common stock of Arcus Biosciences, Inc. (the “Company”) on the following terms:

Name of Recipient:	«Name»

Total Number of RSUs Granted:	«TotalRSUs»

Date of Grant:	«DateGrant»

Vesting Schedule:	[1/16th of the RSUs subject to this award will vest on the final day of each three-month period following «Vesting Commencement Date»], provided that you remain in continuous service as an Employee or Consultant (“Service”) through each such date. In addition, the RSUs may become vested on an accelerated basis, as provided in the Restricted Stock Unit Agreement.

You and the Company agree that these RSUs are granted under and governed by the terms and conditions of the Company’s 2018 Equity Incentive Plan (the “Plan”) and the Restricted Stock Unit Agreement, both of which are attached to, and made a part of, this document. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Plan and the Restricted Stock Unit Agreement.

The Company may, in its sole discretion, decide to deliver any documents related to RSUs awarded under the Plan, future RSUs that may be awarded under the Plan and all other documents that the Company is required to deliver to security holders (including annual reports and proxy statements) by email or other electronic means (including posting them on a website maintained by the Company or a third party under contract with the Company). You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

ARCUS BIOSCIENCES, INC.

2018 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

Grant of RSUs

Subject to all of the terms and conditions set forth in the Notice of Restricted Stock Unit Award (the “Grant Notice”), this Restricted Stock Unit Agreement (the “Agreement”) and the Plan, the Company has granted to you the number of RSUs set forth in the Grant Notice.

All capitalized terms used in this Agreement shall have the meanings assigned to them in this Agreement, the Grant Notice or the Plan.

Nature of RSUs	Your RSUs are bookkeeping entries. They represent only the Company’s unfunded and unsecured promise to issue shares of common stock on a future date. As a holder of RSUs, you have no rights other than the rights of a general creditor of the Company.

Payment for RSUs	No payment is required for the RSUs that you are receiving.

Vesting

The RSUs vest in accordance with the vesting schedule set forth in the Grant Notice.

In addition, the RSUs shall vest in full if the Company is subject to certain corporate transactions before your Service terminates and the RSUs are not continued, assumed or substituted with a new award as set forth in Article 9.3 of the Plan.

In addition, these RSUs shall vest in full if the Company is subject to a Change in Control (as defined below) before your Service terminates, and you are subject to an Involuntary Termination (as defined below) within 12 months following such Change in Control, subject to your execution and nonrevocation of a general release of claims against the Company and certain related parties, in the form provided by the Company. You must execute and return the release on or before the date specified by the Company, which will in no event be later than 50 days after your Service terminates. If you fail to return the release by the deadline or if you revoke the release, you will not be entitled to the vesting acceleration described in this paragraph.

Notwithstanding the foregoing, if you are, or become, eligible for more favorable vesting acceleration provisions pursuant to a written agreement with the Company (an “Outside Agreement”), the more favorable terms in such Outside Agreement shall apply instead of the acceleration terms in this Agreement.

No additional RSUs will vest after your Service has terminated for any reason, except as set forth in this Agreement or an Outside Agreement, to the extent you are eligible for benefits thereunder.

Forfeiture	If your Service terminates for any reason, then your RSUs will be forfeited to the extent that they have not vested before the termination date and do not vest as a result of the termination of your Service. This means that any RSUs that have not vested under this Agreement will be cancelled immediately. You receive no payment for RSUs that are forfeited. The Company determines when your Service terminates for all purposes of your RSUs.

Leaves of Absence and Part-Time Work

For purposes of these RSUs, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. However, your Service terminates when the approved leave ends, unless you immediately return to active work.

If you go on an unpaid leave of absence that lasts more than 30 days, then, to the extent permitted by applicable law, the vesting schedule specified in the Grant Notice will be suspended on the thirty-first day of such unpaid leave, and this award will not vest with respect to any additional RSUs during the remainder of such leave. Vesting will resume when you return to active Service. If you go on a paid leave of absence, the vesting schedule specified in the Grant Notice may be adjusted and/or suspended by the Company.

If you commence working on a part-time basis, the Company may adjust the vesting schedule so that the rate of vesting is commensurate with your reduced work schedule.

Settlement of RSUs

Each RSU will be settled when it vests (unless you and the Company have agreed in writing to a later settlement date pursuant to procedures the Company may prescribe at its discretion).

At the time of settlement, you will receive one share of the Company’s common stock for each vested RSU.

No fractional shares will be issued upon settlement.

Section 409A	Unless you and the Company have agreed to a deferred settlement date (pursuant to procedures that the Company may prescribe at its discretion), settlement of these restricted stock units is intended to be exempt from the application of Code Section 409A pursuant to Treasury Regulation 1.409A-1(b)(4) and shall be administered and interpreted in a manner that complies with such exception.

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Notwithstanding the foregoing, if it is determined that settlement of these RSUs is not exempt from Code Section 409A and the Company determines that you are a “specified employee,” as defined in the regulations under Code Section 409A at the time of your “separation from service,” as defined in Treasury Regulation Section 1.409A-1(h), then this paragraph will apply. If this paragraph applies, and the event triggering settlement is your “separation from service,” then any RSUs that otherwise would have been settled during the first six months following your “separation from service” will instead be settled on the first business day following the earlier of (i) the six-month anniversary of your separation from service or (ii) your death.

Each installment of RSUs that vests is hereby designated as a separate payment for purposes of Code Section 409A.

No Voting Rights or Dividends	Your RSUs carry neither voting rights nor rights to cash dividends. You have no rights as a stockholder of the Company unless and until your RSUs are settled by issuing shares of the Company’s common stock.

RSUs Nontransferable	You may not sell, transfer, assign, pledge or otherwise dispose of any RSUs. For instance, you may not use your RSUs as security for a loan. In addition, regardless of any marital property settlement agreement, the Company is not obligated to recognize your former spouse’s interest in your RSUs in any way.

Beneficiary Designation	You may dispose of your RSUs in a written beneficiary designation. A beneficiary designation must be filed with the Company on the proper form. It will be recognized only if it has been received at the Company’s headquarters before your death. If you file no beneficiary designation or if none of your designated beneficiaries survives you, then your estate will receive any vested RSUs that you hold at the time of your death.

Withholding Taxes	Regardless of any action the Company (or, if applicable, the Parent, Subsidiary or Affiliate employing or retaining you (the “Employer”)) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the participation in the Plan and legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company and/or the Employer. You further acknowledge that the Company and the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant or vesting of

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the RSUs, the issuance of shares upon vesting of the RSUs, the subsequent sale of shares acquired pursuant to such vesting and the receipt of any dividends and/or any dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of the RSUs or any aspect of the RSUs to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to tax in more than one jurisdiction, you acknowledge that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

No shares will be distributed to you unless you have made arrangements satisfactory to the Company and/or the Employer for the payment of any Tax-Related Items that the Company and/or the Employer determine must be withheld. In this regard, you authorize the Company, at its sole discretion, to satisfy your Tax-Related Items by one or a combination of the following:

•  Withholding the amount of any Tax-Related Items from your wages or other cash compensation paid to you by the Company and/or the Employer.

•  Instructing a brokerage firm selected by the Company for this purpose to sell on your behalf a number of whole shares of Company stock to be issued to you when the RSUs are settled that the Company determines are appropriate to generate cash proceeds sufficient to satisfy the Tax-Related Items. You acknowledge that the Company or its designee is under no obligation to arrange for such sale at any particular price. Regardless of whether the Company arranges for such sale, you will be responsible for all fees and other costs of sale, and you agree to indemnify and hold the Company harmless from any losses, costs, damages or expenses relating to any such sale.

•  Withholding shares of Company stock that would otherwise be issued to you when the RSUs are settled equal in value to the Tax-Related Items. The fair market value of the withheld shares, determined as of the date when taxes otherwise would have been withheld in cash, will be applied to the Tax-Related Items.

•  Any other means approved by the Company.

You agree to pay to the Company in cash any amount of Tax-Related Items that the Company does not elect to satisfy by the means described above. To the extent you fail to make satisfactory arrangements for the payment of any required withholding taxes, you will permanently forfeit the applicable RSUs.

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Restrictions on Issuance	The Company will not issue any shares to you if the issuance of shares at that time would violate any law or regulation.

Restrictions on Resale	You agree not to sell any shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify. You further agree to comply with the Company’s Insider Trading Policy when selling shares of the Company’s common stock.

No Retention Rights	You understand that neither this award nor this Agreement alters the at-will nature of your relationship with the Company. Your award or this Agreement does not give you the right to be retained by the Company, a Parent, Subsidiary, or an Affiliate in any capacity. The Company and its Parents, Subsidiaries, and Affiliates reserve the right to terminate your Service at any time, with or without cause.

Adjustments	In the event of a stock split, a stock dividend or a similar change in Company stock, the number of your RSUs will be adjusted pursuant to the Plan.

Effect of Significant Corporate Transactions	If the Company is a party to a merger, consolidation, or certain change in control transactions, then your RSUs will be subject to the applicable provisions of Article 9 of the Plan, provided that any action taken must either (a) preserve the exemption of your RSUs from Code Section 409A or (b) comply with Code Section 409A.

Recoupment Policy	This award, and the shares acquired upon settlement of this award, shall be subject to any Company recoupment or clawback policy in effect from time to time.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to its choice-of-law provisions).

The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by reference.

The Plan, this Agreement and the Grant Notice constitute the entire understanding between you and the Company regarding this award. Any prior agreements, commitments or negotiations concerning this award are superseded. This Agreement may be amended only by another written agreement between the parties.

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Definitions

For purposes of this Agreement, “Cause” shall mean your (a) unauthorized use or disclosure of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company, (b) material breach of any agreement with the Company, (c) material failure to comply with the Company’s written policies or rules, (d) conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State, (e) gross negligence or willful misconduct, (f) continuing failure to perform assigned duties after receiving written notification of the failure from the Company or its Board of Directors or (g) failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested such cooperation.

For purposes of this Agreement, “Change in Control” shall mean (a) a sale, conveyance or other disposition of all or substantially all of the assets, property or business of the Company, except where such sale, conveyance or other disposition is to a wholly owned subsidiary of the Company, (b) a merger or consolidation of the Company with or into another corporation, entity or person, other than any such transaction in which the holders of voting capital stock of the Company outstanding immediately prior to the transaction continue to hold a majority of the voting capital stock of the Company (or the surviving or acquiring entity) outstanding immediately after the transaction (taking into account only stock of the Company held by such stockholders immediately prior to the transaction and stock issued on account of such stock in the transaction), or (c) the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company; provided, however, that a Change in Control shall not include any transaction or series of related transactions (1) principally for bona fide equity financing purposes or (2) effected exclusively for the purpose of changing the domicile of the Company. A series of related transactions shall be deemed to constitute a single transaction for purposes of determining whether a Change in Control has occurred. In addition, if a Change in Control constitutes a payment event with respect to any amount that is subject to Code Section 409A, then the transaction must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.

For purposes of this Agreement, “Involuntary Termination” shall mean either your (a) Termination Without Cause or (b) Resignation for Good Reason.

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For purposes of this Agreement, “Resignation for Good Reason” shall mean a Separation (as defined below) as a result of your resignation within 12 months after one of the following conditions has come into existence without your consent: (a) a reduction in your base salary by more than 10%, other than a general reduction in base salary that is part of a cost-reduction program that affects all similarly situated employees in substantially the same proportions, (b) a relocation of your principal workplace by more than 25 miles from its location prior to the Change in Control and, with respect only to employees at the vice-president level or above, (c) a material reduction of responsibilities, authority, or duties, provided that neither a mere change in title alone nor reassignment following a Change in Control to a position that is similar to the position held prior to the Change in Control shall constitute a material reduction in job responsibilities. A Resignation for Good Reason will not be deemed to have occurred unless you give the Company written notice of the condition within 90 days after the condition comes into existence and the Company fails to remedy the condition within 30 days after receiving such written notice.

For purposes of this Agreement, “Termination Without Cause” shall mean a Separation as a result of the termination of Service by the Company without Cause, provided you are willing and able to continue performing services within the meaning of Treasury Regulation 1.409A-1(n)(1).

For purposes of this Agreement, “Separation” shall mean a “separation from service,” as defined in the regulations under Section 409A of the Code.

BY ACCEPTING THIS RSU AWARD, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

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